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                                                             Exhibit 10(c)


                                        KOLLMORGEN 1991 LONG-TERM INCENTIVE PLAN

               1.  Definitions.   As used herein:

               (a) "Award" means Options, Restricted Shares, Stock Appreciation Rights and Phantom Shares.

               (b) "Beneficiary" or "Beneficiaries" means the person or person designated by the Participant pursuant to the provisions of the Agreement (as defined in Section 6) to the receive payments or rights pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Agreement shall provide the Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the committee of the Board described in
Section 4.

               (f) "Common Stock" means the common stock of the Company, par value $2.50 per share, or such other class or kind of shares or other securities as may be applicable under Section 12.

               (g) "Company" means Kollmorgen Corporation, a New York corporation.

               (h) "Effective Date" shall be the date of the adjournment of the annual meeting of shareholders of the Company at which the Plan is approved by a majority of the shareholders of the Company entitled to vote thereon.

               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

               (j) "Fair Market Value" means the fair market value of a share of Common Stock, as determined in good faith by the Committee, using such methodology as it may deem appropriate.

               (k) "Free-Standing Stock Appreciation Right" means a Stock Appreciation Right not granted in tandem with an Option.

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               (l) "Grant Date" means, with respect to any Award, the date on which such Award was granted.

               (m) "Incentive Stock Option" means an Option which is intended to qualify as an incentive stock option under Section 422(b) of the Code.

               (n) "Initial Value" means the initial value, if any, of a Phantom Share or Free-Standing Stock Appreciation Right as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement.

               (o) "Non-Qualified Stock Option" means an Option which is not intended to qualify as an Incentive Stock Option.

               (p) "Option" means an option to purchase shares of Common Stock, subject to the terms and conditions provided for in Section 7.

               (q) "Option Price" means the exercise price of an Option, as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement; provided, however, that the Option Price for an Incentive Stock Option shall be no less than 100 percent of the Fair Market Value of a share of Common Stock as of the Grant Date.

               (r) "Participant" means a key employee of the Company, or one of its subsidiaries or affiliates, who is designated by the Committee to receive an Award under the Plan.

               (s) "Phantom Share" means a right whose value is determined with reference to the value of Common Stock or such other measure as may be approved by the Committee subject to the terms and conditions provided for in
Section 10.

               (t) "Plan" means the Company's 1991 Long Term Incentive Plan as set forth herein.

               (u) "Restricted Shares" means restricted shares of Common Stock, subject to the terms and conditions provided for in Section 9.

               (v) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

               (w) "Stock Appreciation Right" means a right to receive the appreciation, if any, in the Fair Market Value of shares of Common Stock, subject to the terms and conditions provided for in Section 8.

               (x) "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted in tandem with an Option.

               (y) "Window Period" means the ten business day period in each fiscal quarter of the Company commencing on the third business day following the release for publication of the Company's quarterly or annual sales and
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earnings for the next preceding fiscal quarter or year, as the case may be, and ending on the twelfth business day following such date of release.

               2.  Purpose.   The purpose of the Plan is to help in attracting
and retaining qualified persons as key employees of the Company, its affiliates or subsidiaries, by giving them an opportunity to obtain a proprietary interest in the Company.

               3.  Shares Available for Grant.   The aggregate number of shares
of Common Stock that may be sold or awarded pursuant to Options and Restricted Shares and for which Stock Appreciation Rights may be exercised shall not exceed 1,159,291 shares of Common Stock, inclusive of any shares of Common Stock sold or awarded under the Plan on or before May 8, 1996, subject to adjustment as provided for below in this Section 3 and in Section 12(a) and
Section 12(b). If any Awards which are payable in Common Stock are surrendered, forfeited or expire without being exercised in full, then the shares of Common Stock that were issuable pursuant to such Awards shall be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Shares thereafter awarded under the Plan; provided, however, that if an Option, or any portion thereof, shall be canceled as a result of the exercise of a related Tandem Stock Appreciation Right, the shares with respect to which such Option has not been exercised shall not be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Shares thereafter awarded under the Plan, and if a Tandem Stock Appreciation Right, or any portion thereof, shall be canceled in connection with the exercise of a related Option, the shares with respect to which such Tandem Stock Appreciation Right has not been exercised shall not be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Shares thereafter awarded under the Plan. For purposes of applying the limitations of this Section 3, the number of shares of Common Stock that are issuable with respect to a Free-Standing Stock Appreciation Right or a Phantom Share shall be determined by the Committee at the time of grant and set forth in the applicable Agreement. Awards that are not payable in shares shall be irrelevant for purposes of applying the limitations of this Section 3. Notwithstanding any other provision of this Section 3, any shares issued by the Company by virtue of the assumption or substitution of outstanding grants from an acquired entity or business shall not reduce the shares available for grants or offerings under the Plan and will not count in applying the limitations of this Section 3.

               Shares of Common Stock issued under the Plan may be authorized and unissued shares or issued and reacquired shares, as the Committee may from time to time determine.

               4.  Administration.   The Plan shall be administered by the
Committee, which shall be appointed by the Board and which shall consist of two or more members of the Board who, during the time of their service as members of the Committee, qualify with respect to the Plan as "disinterested directors," within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have the authority to interpret and construe the provisions of the Plan and of any agreements under the Plan
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and make determinations pursuant to any Plan provision or agreement.  Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final, conclusive and binding on all persons.

               5.  Grant or Offer of Awards.   The Committee shall, from time
to time, select and make grants of Awards or offers for the sale of Awards to Participants.

               6.  Agreement.   The terms and conditions of each grant of
Awards shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the Grant Date of the Award, the number of shares issuable in connection with the Award or the number of Phantom Shares, Free-Standing Stock Appreciation Rights or Restricted Shares related to the Award, as the case may be, and (i) in the case of Options (and any related Tandem Stock Appreciation Rights), the Option Price, (ii) in the case of Restricted Shares, the purchase price, if any, for such Restricted Shares, or (iii) in the case of Phantom Shares and Free-Standing Stock Appreciation Rights, the Initial Value thereof and the maximum number of shares of Common Stock that may be issued in connection therewith; (b) specify any applicable vesting schedule; (c) in the case of Options, state whether the Option is intended to qualify as an Incentive Stock Option; (d) provide, at the Committee's discretion, that such Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as such term is defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Participant's lifetime only by the Participant; (e) provide, in the Committee's discretion, that shares of Common Stock acquired pursuant to such Award shall not be transferred for six months following the Grant Date of such Award; (f) provide for the treatment of Awards in the event of the termination of the Participant's employment; (g) in the case of a Stock Appreciation Right provide, in the Committee's discretion, that such Stock Appreciation Right may be exercised only during a Window Period and may only be exercised six months or more after its Grant Date; (h) provide such other additional or alternative terms as may, in the Committee's discretion, be advisable to comply with the exemptive relief provided by Rule 16b-3 under the Exchange Act; (i) provide, at the Committee's discretion, for the accelerated vesting and payment of Awards in the event of extraordinary corporate events, including a substantial change in the ownership or control of the Company; (j) provide such other terms and conditions, not inconsistent with the Plan, as the Committee may deem advisable; (k) be signed by the recipient of the Award and a person designated by the Committee; and (l) be delivered to the recipient of the Award.

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               7.  Terms of Options.

               (a) Terms of Options Generally.   Options may be granted to any
Participant to purchase such number of shares of Common Stock as the committee shall determine in exchange for payment of the Option Price in cash, or, in the discretion of the Committee and to the extent provided in the applicable agreement, in shares of Common Stock already owned by the Participant, in other property acceptable to the Committee or in any combination of cash, shares of Common Stock or such other property. Options granted under the Plan shall comply with the terms and conditions set forth in this Section 7.

                   (i) Vesting. Each Option shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement.

                   (ii) Duration of Options. Each Option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement; provided, however, that no Option shall be exercisable beyond the tenth anniversary of the Grant Date of such Option.

                   (iii) Incentive Stock Options Granted to Certain Shareholders. No Incentive Stock Option may be issued pursuant to the terms of the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (A) the Option Price determined as of the Grant Date is at least 110 percent of the Fair Market Value on the Grant Date of the shares of Common Stock subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five years from the Grant Date thereof.

               (b) Effect of Exercise on Related Tandem Stock Appreciation Rights. The exercise of an Option shall result in the cancellation of any related Tandem Stock Appreciation Rights on a share-for-share basis.

               (c) Limitation on Exercise.   The Option shall not be
exercisable unless the offer and sale of the Common Stock subject to the Option has been registered under the Securities Act, or the Company has determined that an exemption from registration under the Securities Act is available and applicable to the offer and sale of the Common Stock subject to the Option.

               (d) Delivery of Certificate.   As soon as practicable
following the exercise of an Option, a certificate in the Participant's name evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

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               8.  Terms of Stock Appreciation Rights.

               (a) Terms of Stock Appreciation Rights Generally. Each Stock Appreciation Right granted under the Plan shall comply with the terms and conditions set forth in this Section 8.

                   (i) Grants of Stock Appreciation Rights. Each Tandem Stock Appreciation Right shall relate to a specific Option granted under the Plan and in the case of Incentive Stock Options may be granted only concurrently with the Option to which it relates. In the case of Non-Qualified Stock Options, Tandem Stock Appreciation Rights may be granted at any time prior to the exercise, termination or expiration of such Option. Free-Standing Stock Appreciation Rights may be granted by the Committee at any time to any Participant.

                   (ii) Vesting, Exercise and Duration of Stock Appreciation Rights. A Tandem Stock Appreciation Right shall be exercisable by a Participant only at such times as the Option to which it relates may be exercised, shall be forfeited when the related Option is forfeited and may expire no later than the expiration of the related Option. Each Free-Standing Stock Appreciation Right shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement.

                   (iii) Value of Stock Appreciation Rights. A Stock Appreciation Right shall entitle a Participant to receive from the Company, upon exercise of the Right, an amount (payable in the manner described in Section 8(c) below) equal to the Fair Market Value on the exercise date of the Stock Appreciation Right of the total number of shares of Common Stock for which the Stock Appreciation Right is exercised, less (A) in the case of Tandem Stock Appreciation Rights, the Option Price that the Participant would have otherwise been required to pay to purchase such shares had the Option been exercised with respect to such shares, or (B) in the case of a Free-Standing Stock Appreciation Right, the Initial Value.

                   (iv) Number of Shares Covered by a Tandem Stock Appreciation Right. In no case may the number of shares of Common Stock covered by a Tandem Stock Appreciation Right exceed the number of shares of Common Stock covered by the related Option.

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               (b) Effect of exercise of Tandem Stock Appreciation Right on
Related Option.   The exercise of a Tandem Stock Appreciation right shall
automatically result in the cancellation of the related Option on a share-for-share basis, and the shares of Common Stock which were related to such Option shall not again be available for future grants or sales of Awards.

               (c) Payment.   Payment to a Participant upon the exercise of
a Stock Appreciation Right shall be made as soon as practicable following such exercise and, in the discretion of the Committee, may be made in cash, in shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that payment shall not be made in Common Stock unless Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under such Act is available and applicable to such exercise and payment in Common Stock.

               (d) Delivery of Certificate.   As soon as practicable following
the exercise of a Stock Appreciation Right that is paid in whole or part in Common Stock, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

               9.  Terms of Restricted Shares.

               (a) Terms of Restricted Shares Generally.   Restricted Shares
may be granted or offered for sale to any Participant, may be granted solely in consideration for services rendered or to be rendered to the Company, or its subsidiaries or affiliates, and may also be granted in substitution and exchange for "restricted property" (within the meaning of Section 83 of the Code) held by any Participant. If Restricted Shares are offered for sale hereunder, the purchase price shall be payable in cash, or, in the discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, in other property or in any combination of cash, shares of Common Stock or such other property. The Restricted Shares granted or offered for sale under the Plan shall comply with the terms and conditions set forth in this Section 9.


               (b) Purchase Price; Offering Period.   Restricted Shares
offered for sale shall be sold at a purchase price determined at the time of offering by the Committee in its discretion and as set forth in the applicable Agreement.


               (c) Delivery of Certificate.   At the time of grant or sale of
Restricted Shares to a Participant, a certificate evidencing the appropriate number of shares of Common Stock granted or sold to the Participant as Restricted Shares shall be issued in the Participant's name but shall be held by the Company for the account of the Participant until such time as such Restricted Shares vest hereunder. Upon such vesting, the certificate evidencing such shares shall be delivered to the Participant.

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               (d) Vesting.   Each Restricted Shares shall vest as determined
by the Committee and as set forth in the applicable Agreement.

               10. Terms of Phantom Shares.

               (a) Terms of Phantom Shares Generally.   Phantom Shares may be
granted to any Participant. The Phantom Shares granted hereunder shall comply with the term and conditions set forth in this Section 10.

                   (i) Measurement of Value of Phantom Shares. A Phantom Share shall entitle the Participant to receive from the Company, on such date as the Committee may determine in its discretion and as set forth in the applicable Agreement, an amount equal to the Fair Market Value of a share of Common Stock (or such other measurement of value as may have been established by the Committee in its discretion and set forth in the applicable Agreement) as of such payment date or earlier event, less the Initial Value of such Phantom Share. Notwithstanding anything in this
Section 10(a)(i), the measure of value selected with respect to a Phantom Share may not produce a payment that would be greater than the Fair Market Value of a share of Common Stock at the time of such payment.

                   (ii) Vesting. Each Phantom Share shall vest as determined by the Committee and as set forth in the applicable Agreement.

               (b) Payment.   Payment to a Participant with respect to a
Phantom Share shall be made in the discretion of the Committee, in cash, in shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that payment shall not be made in Common Stock unless Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under such Act is available and applicable to such exercise and payment in Common Stock.

               (c) Delivery of Certificate.   Upon payment of a Phantom Share
that is paid in whole or part in Common Stock, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

               11. Effectiveness of the Plan.   The Plan shall become effective
on, and shall have no force and effect until, the Effective Date.

               12. Certain Adjustments.

               (a) Effect of Reorganization.   In the event that (i) the
Company is merged or consolidated with another corporation, (ii) all or substantially all of the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated, or (iv) the division or subsidiary for which a Participant
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performs services is sold, merged, consolidated, reorganized or liquidated
(each such event in (i), (ii), (iii) or (iv) being hereinafter referred to as a "Reorganization Event") or (v) the Board shall propose that the Company enter into a Reorganization Event, then the Committee shall make such adjustments as it deems necessary or advisable in its discretion to provide each Participant with a benefit equivalent to that which he would have been entitled to had such event not occurred.

               (b) Dilution and Other Adjustments.   In the event of a stock
dividend or split, the Committee shall make any or all of the following adjustments that in its discretion it deems necessary or advisable to provide each Participant with a benefit equivalent to that which he would have been entitled to had such event not occurred: (i) adjust the number of Awards granted or offered to each Participant and the number of Awards that may be granted or offered generally pursuant to the Plan, (ii) adjust the Option Price of any Options and the Initial Value of any Phantom Shares and Free-Standing Stock Appreciation Rights, and (iii) make any other adjustments, or take such action, as the Committee, in its discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

               13. Amendment of the Plan.   The Board may at any time and from
time to time alter, amend, suspend or terminate the Plan in whole or n part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act or the approval of which is otherwise required by law or by the rules of any stock exchange upon which shares of Common Stock are traded, shall not be effective unless and until such shareholder approval has been obtained in compliance with such rule or law. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.

               14. Termination.   Unless previously terminated pursuant to
Section 13, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Awards may be granted hereunder after such date. Awards then outstanding may continue to be exercised, vest or be paid in accordance with their terms.

               15. Use of Proceeds.   The proceeds received by the Company
from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Company's general funds and used for general corporate purposes.

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               16. Miscellaneous.

               (a) No Rights to Grants or Continued Service.   Except as
expressly provided for in the Plan, no Participant shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company.

               (b) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Plan shall affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character of otherwise.

               (c) Governing Law.   The Plan and all agreements entered into
under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

               (d) Withholding.   As a condition to the making of any Award, the
vesting of any Award or the lapse of the restrictions pertaining thereto, the Company may, in the discretion of the Committee, require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessment or other governmental charge imposed on property or income received by a Participant pursuant to the Plan. In the discretion of the Committee, such payment may be in the form of cash or other property. In the discretion of the Committee, the Company may make available for delivery a lesser number of shares, in satisfaction of such taxes, assessments or other governmental charges. At the discretion of the Committee, the Company may deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan.
In the discretion of the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may be non-interest bearing.

               (e) Shareholder Rights.   A Participant shall have no rights as a
shareholder with respect to any shares issued or issuable with respect to an Award until a certificate or certificates evidencing such shares shall have been issued to or for the benefit of such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof; provided, however, that a Participant shall have all rights of a shareholder as to any Restricted Shares sold or granted to him, including the right to receive dividends and the right to vote for directors and upon other matters in accordance with the Company's Certificate of Incorporation; and provided, however, that the Participant shall not have the right to transfer, sell, hypothecate, pledge or otherwise alienate any unvested Restricted Share.